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                       SYSCO CORPORATION AND SUBSIDIARIES

                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

                                   EXHIBIT 23


As independent public accountants, we hereby consent to the incorporation of our report included in the Company's Report on Form 10-K for the year ended June 29, 1996 into the Company's previously filed (i) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Management Incentive Plan (Registration No. 2-73392), (ii) Registration Statement and Prospectus of Sysco Corporation relating to the Sysco Corporation 1974 Employee's Stock Purchase Plan (Registration No. 33-10906), (iii) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus relating to the offering of Sysco Common Stock under the Sysco Corporation Employee Incentive Stock Option Plan (Registration No. 2-76096), (iv) Registration Statement and Prospectus of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 33-45804), (v) Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 33-45820), (vi) Registration Statement and Prospectus of Sysco Corporation relating to the $500,000,000 debt securities offering (Registration No. 33-60023), (vii) Registration Statement of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Non-Employee Directors Stock Option Plan (Registration No. 333-1259), (viii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 333-1255), and (ix) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 333-1257).



/s/ Arthur Andersen LLP

Arthur Andersen LLP
Houston, Texas
September 24, 1996